UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2023

VITRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-17378	84-1012042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Cherry Creek Drive South, Suite 720 Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 848-7627

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed, the Board of Directors (the “Board”) of Vitro Biopharma, Inc., a Nevada corporation (the “Company”), approved, on June 23, 2023, a 1-for-26 reverse stock split (the “Reverse Stock Split”) of the Company’s (a) authorized shares of common stock, par value $0.001 (the “Common Stock”); and (b) issued and outstanding shares of Common Stock.

Reason for the Reverse Stock Split

As previously disclosed, the Company intends to apply for listing of its Common Stock on the NYSE American LLC (the “NYSE American”) national securities exchange. The Reverse Stock Split was effected, among other reasons, to enable the Company to satisfy the initial and continued listing standards of the NYSE American in furtherance of its application.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective upon acceptance of the Company’s filing of a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada on July 6, 2023 (the “Effective Date”). A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference. In connection with the Reverse Stock Split, the Company’s shares of Common Stock will be assigned a new CUSIP Number: 928501 402. If the Company’s application is accepted by the NYSE American, the Company expects that its shares of Common Stock will trade under the symbol “VTRO”.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each shareholder was converted automatically into a number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such shareholder immediately prior to the Reverse Stock Split, divided by (ii) twenty-six, with any resulting fractional shares being treated as discussed below.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, (a) holders of certificates or book-entry positions representing fewer than twenty-six shares of Common Stock prior to the Effective Date (who would otherwise be entitled to receive fractional shares) will receive cash in lieu of such fractional share interests, based upon an estimated fair value of $6.00 per whole share following the Reverse Stock Split (e.g., a holder of 13 shares immediately prior to the Effective Date would be entitled to receive $3.00 and no additional shares as a result of the Reverse Stock Split), and (b) holders of certificates or book-entry positions representing more than twenty-six shares of Common Stock prior to the Effective Date (who would otherwise be entitled to receive fractional shares) will receive one additional whole share in lieu of any such fractional share interests.

Non-Certificated Shares; Certificated Shares. Shareholders who are holding their shares in electronic, book-entry form through brokerage firms or other banks or nominees do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage, bank or other nominee accounts. Shareholders holding paper certificates before the Effective Date will not be issued new share certificates reflecting the terms of the Reverse Stock Split; rather, all interests represented by paper certificates prior to the Reverse Stock Split will be automatically exchanged for shares of Common Stock held electronically in book-entry form with our transfer agent, Securities Transfer Corporation, like all of the Company’s other record shareholders.

No Shareholder Approval Required. Under Nevada law, no shareholder approval was required for the Reverse Stock Split because it was approved by the Board of the Company and effected in accordance with Nevada Revised Statutes (NRS) Section 78.207. NRS Section 78.207 provides that a reverse stock split may be implemented by a resolution adopted only by the Board of the Company, without obtaining shareholder approval, if: (x) both the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced as a result of the reverse stock split; (y) the reverse stock split does not adversely affect any other outstanding class of stock of the company; and (z) the company does not pay money to shareholders who before the decrease in the number of shares becomes effective in the aggregate hold ten percent (10%) or more of the outstanding shares of common stock and would otherwise be entitled to receive a fraction of a share in exchange for the cancellation of all of their outstanding shares. The Reverse Stock Split satisfies the requirements of NRS Section 78.207 for approval by only the Board.

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Capitalization. Prior to the Effective Date of the Certificate, the Company was authorized to issue 500,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company is authorized to issue 19,230,770 shares of Common Stock (the Company’s authorized shares of Common Stock were reduced in the same ratio (1-for-26) as its outstanding Common Stock was reduced). As of July 5, 2023 (immediately prior to the Effective Date), there were 115,160,180 shares of Common Stock issued and outstanding. As a result of the Reverse Stock Split, there are now only approximately 4,429,237 shares of Common Stock issued and outstanding. The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. After the Reverse Stock Split, the Company’s authorized preferred stock of 5,000,000 shares remained unchanged. Additionally, the Reverse Stock Split will not affect the par value of the preferred stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains substantially unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from cashing out and rounding fractional shares into whole shares as discussed above. The rights and privileges of the holders of shares of Common Stock will be also substantially unaffected by the Reverse Stock Split.

In connection with and in respect of the Reverse Stock Split, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split (to the extent they do not provide otherwise) will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by twenty-six, and multiplying the exercise or conversion price thereof by twenty-six, with any fractional shares that would otherwise be subject to the stock option award, warrant or convertible security rounded either up or down in accordance with the terms of the applicable agreement.

No Dissenters’ Rights. Shareholders in the Company, including those receiving only cash for their shares as a result of the Reverse Stock Split, are not afforded under NRS Section 78.207 the right to dissent to the Reverse Stock Split and demand other value or consideration for their shares. NRS Section 78.207(4) provides that shareholders may dissent from a corporate action authorized under NRS Section 78.207 if the proposed corporate action would result in only money being paid or scrip being issued to shareholders who before the decrease in the number of shares becomes effective, in the aggregate hold one percent (1.0%) or more of the outstanding shares of the affected class and would otherwise be entitled to receive a fraction of a share in exchange for the cancellation of all of their outstanding shares. It is expected that shareholders who in the aggregate hold substantially fewer than one percent (1.0%) of the outstanding shares of Common Stock immediately before the Effective Date will be cashed out in connection with the Reverse Stock Split. If it is ultimately determined that shareholders who in the aggregate hold one percent (1.0%) or more of the outstanding shares of Common Stock immediately before the Effective Date will be cashed out as a result of the Reverse Stock Split, dissenters’ rights will be offered by the Company to those shareholders as required by Nevada law.

In addition to the foregoing, the information provided under Item 5.03 below regarding the amendments to the Company’s articles of incorporation and bylaws is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2023, the Company filed its Third Amended and Restated Articles of Incorporation (the “New Articles”) with the Nevada Secretary of State, giving them full force and effect. The New Articles served to amend the Company’s Second Amended and Restated Articles of Incorporation, as amended, to, among other things:

●	require the affirmative vote of shares representing at least 66-2/3% of the voting power of all of the then outstanding shares entitled to vote in an election of directors to remove any or all directors;

●	provide that the Board of the Company will consist of not less than three nor more than fifteen directors, with the then-authorized number of directors to be fixed from time to time by resolution of the Board; and

●	permit special meetings of the shareholders of the Company to be called by only the Chairman of the Board or a majority of the members of the Board.

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As a result of the Reverse Stock Split, the New Articles were deemed to be automatically further amended to reflect the change in the Company’s authorized capitalization as discussed above. The additional information provided under Item 3.03 above regarding the impact of the Reverse Stock Split on the Company’s capitalization and otherwise is incorporated herein by reference.

On June 23, 2023, the Board approved and adopted, subject to the New Articles becoming effective, the Amended and Restated Bylaws of the Company (the “New Bylaws”). The New Bylaws became effective immediately upon the filing and effectiveness of the New Articles. Among other things, including immaterial, modernizing and technical changes, the New Bylaws:

●	expressly address the location of meetings of the Company’s shareholders, whether such meetings are held at a designated place or solely by means of remote communication;

●	permit action by shareholders holding the majority of the voting power of all of the then outstanding shares on all matters, other than election of members of the Board, which will be elected by a plurality vote;

●	permit amendment or repeal of the New Bylaws only by the affirmative vote of a majority of the Board or of holders of at least a majority of the voting power of the shares of the then outstanding voting stock of the Company;

●	provide for advance notice and duration of ownership requirements to govern the process by which shareholders can nominate directors and propose other business for consideration at meetings of shareholders; and

●	prohibit the conduct of any business at a special meeting of shareholders other than as specified in the notice for such meeting.

The New Bylaws also include amendments intended to cause common provisions of the Nevada Revised Statutes, as now in effect, to be expressly included in the New Bylaws. These amendments, among other things: (1) provide that notice of annual or special meetings of shareholders shall be given not less than ten nor more than sixty days prior to the date of the meeting; (2) provide that the Board may fix a record date in advance of any meeting of shareholders, which date shall not be more than sixty days nor less than ten days preceding the date of such meeting of shareholders; and (3) provide that shareholder action may be taken without a meeting by written consent signed by (a) all of the shareholders entitled to vote thereon or (b) the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

The foregoing description of the New Bylaws and New Articles is qualified in its entirety by reference to the full text of the New Bylaws and the New Articles, copies of which are filed as Exhibits 3.2 and 3.3 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Change
3.2	Third Amended and Restated Articles of Incorporation
3.3	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRO BIOPHARMA, INC.

Date: July 7, 2023	By:	/s/ Nathan Haas
	Name:	Nathan Haas
	Title:	Chief Financial Officer

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